UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2016 (April 22, 2016)

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West, Laval, Quebec, Canada H7L 4A8
(Address of principal executive offices) (Zip Code)

(514) 744-6792
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

As previously reported in its Form 12b-25 filed on February 29, 2016 and press release issued on February 22, 2016, Valeant Pharmaceuticals International, Inc. (the “Company”) delayed the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”). On March 21, 2016, the Company announced that it had reached a determination to restate certain prior period financial statements.

In addition, as previously reported, as a result of the delay in the Company filing the Form 10-K, on April 12, 2016, the Company received a notice of default from holders of its 5.50% Senior Notes due 2023 (the “2023 Notes”).  Under the indenture governing the 2023 Notes, the Company has 60 days from the receipt of such notice of default to file its Form 10-K, which will cure such default in all respects.

On April 22, 2016, as a result of the delay in the Company filing the Form 10-K, the Company received additional notices of default from the trustee under the respective indentures governing the Company’s 5.375% Senior Notes due 2020, 6.375% Senior Notes due 2020, 7.50% Senior Notes due 2021 and 7.250% Senior Notes due 2022 (collectively, the “Notes”).  Under the applicable indentures, the Company has 60 days from the receipt of such notice of default to file its Form 10-K, which will cure the default in all respects. If the Company does not cure the default by filing the Form 10-K within such 60-day period, the trustee with respect to a series of Notes or holders of at least 25% in aggregate principal amount of a series of Notes may accelerate the related Notes, and all unpaid principal and accrued interest on such Notes then outstanding would become immediately due and payable.  As of the date hereof, there is outstanding $2.0 billion aggregate principal amount of 5.375% Senior Notes due 2020, $2.25 billion aggregate principal amount of 6.375% Senior Notes due 2020, $1.625 billion aggregate principal amount of 7.50% Senior Notes due 2021 and $550 million aggregate principal amount of 7.250% Senior Notes due 2022.  The 6.375% Senior Notes due 2020 and the 7.250% Senior Notes due 2022 were issued by the Company’s subsidiary, Valeant Pharmaceuticals International.  The notices of default do not result in the acceleration of any indebtedness of the Company or any of its subsidiaries.  The notices of default also do not change the date that the Form 10-K is required to be filed pursuant to the Company’s Third Amended and Restated Credit and Guaranty Agreement, dated as of February 13, 2012, among the Company and the other parties named therein (as amended, the “Credit Agreement”).  Pursuant to the terms of the Credit Agreement, the Form 10-K is required to be filed by May 27, 2016.

A copy of the press release, dated April 22, 2016 issued by the Company announcing that it received the additional notices of default referred to above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously announced, the Company intends to file the Form 10-K on or before April 29, 2016, however there can be no assurance that the Company will file the Form 10-K within such time period.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated April 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2016

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert L. Rosiello
Robert L. Rosiello
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated April 22, 2016